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MEDIA RELEASE


                              FOR IMMEDIATE RELEASE

                 ALDERWOODS GROUP ANNOUNCES REFINANCING EFFORTS


CINCINNATI - July 28, 2003 - Alderwoods Group, Inc. (NASDAQ:AWGI) today announced the launch of efforts to refinance $325 million to replace existing indebtedness. The new senior secured facilities will be LIBOR based floating rate and include a $50 million revolving credit facility and a $275 million Term Loan B. The proceeds from the $275 million Term Loan B facility will be used to retire the Company's $195 million of 11% senior secured notes due in 2007, and $80 million of Rose Hill's 9.5% senior subordinated notes, due in 2004. Rose Hills is a wholly owned subsidiary of the Alderwoods Group. The new revolving credit facility is expected to be undrawn, except for letters of credit. The refinancing will be led by Banc of America Securities LLC and is expected to be completed within the next 45 days.

In addition, on or before the closing of this transaction, the Company expects to fully repay its existing revolving credit facility from cash on hand, which is currently drawn for $20 million. This additional $20 million repayment will bring the total debt repaid in fiscal 2003 to $96.5 million and to $178.1 million since emergence on January 2, 2002.

"This announcement is consistent with our ongoing efforts regarding balance sheet management," stated Paul Houston, President and CEO. "With our first year of emergence behind us and interest rates at an historic low, it is an appropriate time to refinance certain existing indebtedness."

COMPANY OVERVIEW
Launched on January 2, 2002, the Company is the second largest operator of funeral homes and cemeteries in North America. As of June 14, 2003, the Company operated 792 funeral homes, 167 cemeteries and 61 combination funeral home and cemetery locations in the United States, Canada and the United Kingdom. Of the Company's total locations, 143 funeral homes, 89 cemeteries and five combination funeral home and cemetery locations are either held for sale as at June 14, 2003, or identified for sale subsequently. The Company provides funeral and cemetery services and products on both an at-need and pre-need basis. In support of the pre-need business, it operates insurance subsidiaries that provide customers with a funding mechanism for the pre-arrangement of funerals.

SAFE HARBOR
Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of the Company's operating activities, the plans and objectives of the Company's management, assumptions regarding the Company's future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities and Exchange Act of 1934. The words "believe," "may," "will," "estimate," "continues," "anticipate," "intend," "expect" and


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similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including the following: the uncertainty related to the ability of the Company to effect the refinancings and the availability of credit, uncertainties associated with future revenue and revenue growth; the impact of the Company's significant leverage on its operating plans; the ability of the Company to service its debt; outcomes in pending legal and tax claims; the Company's ability to attract, train and retain an adequate number of sales people; the impact of changes to federal, state and local laws and regulations affecting revenues from trust funds; uncertainties associated with the volume and timing of pre-need sales of funeral and cemetery services and products; variances in death rates; variances in the use of cremation; the impact of environmental and other laws impacting the Company's operations; future tax rates; and various other uncertainties associated with the funeral service industry and the Company's operations in particular, which are referred to in the Company's periodic reports filed with the SEC. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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CONTACT:    Kenneth A. Sloan                        Tamara Malone
            Executive Vice President,               Manager,
            Chief Financial Officer                 Media and Investor Relations
            Alderwoods Group, Inc.                  Alderwoods Group, Inc.
            Tel:   416.498.2455                     Tel:   416.498.2778
            Fax:   416.498.2449                     Fax:   416.498.2449
            Email: ken.sloan@alderwoods.com         tamara.malone@alderwoods.com



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